EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
BSD Software,  Inc.

We consent  to the  incorporation  by  reference  of our  Report of  Independent
Registered Public Accounting Firm dated September 28, 2005 on the consolidated balance sheet as of July 31, 2005, and the related consolidated statements of operations and comprehensive loss, cash flows, and shareholders' deficit for the year ended July 31, 2005, included in this Form 10-KSB.

/s/ STONEFIELD JOSEPHSON, INC.
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CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 22, 2005